UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 28, 2015

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

	Legg Mason’s annual meeting of stockholders was held on July 28, 2015. In the election of directors, the 11 director nominees were elected with the following votes:

	Votes Cast	For	Withhold	Non-Votes
Robert E. Angelica	95,920,073	84,416,415	755,302	10,748,356
Carol Anthony Davidson	95,920,073	84,430,975	740,742	10,748,356
Barry W. Huff	95,920,073	84,398,296	773,421	10,748,356
Dennis M. Kass	95,920,073	83,295,126	1,876,608	10,748,356
Cheryl Gordon Krongard	95,920,073	83,293,109	1,878,608	10,748,356
John V. Murphy	95,920,073	82,964,080	2,207,637	10,748,356
John H. Myers	95,920,073	83,118,054	2,053,663	10,748,356
W. Allen Reed	95,920,073	84,334,715	837,002	10,748,356
Margaret M. Richardson	95,920,073	83,894,649	1,277,068	10,748,356
Kurt L. Schmoke	95,920,073	82,734,671	2,437,046	10,748,356
Joseph A. Sullivan	95,920,073	82,533,334	2,638,383	10,748,356

	The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as follows:

Votes Cast		95,920,073
For		74,794,617
Against		9,679,405
Abstain		697,695
Non-Vote		10,748,356

The stockholders voted in favor of the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016 as follows:

Votes Cast		95,920,073
For		94,254,275
Against		1,027,156
Abstain		638,642
Non-Vote		—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: July 29, 2015	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel